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                                                                EXHIBIT 10.3

                              LICENSING AGREEMENT

LICENSEE   AMERICAN SPORTS HISTORY, INC.
ADDRESS    18-I Heritage Drive
           Chatham, NJ 07928

LICENSOR   GAGE MARKETING GROUP, LLC
ADDRESS    10000 Highway 55
           Minneapolis, MN 55441

Gage Marketing Group, LLC (GMG) a Minnesota limited liability company, is the exclusive agent for the NFL Alumni under a contract, a copy of which is attached to this agreement as Attachment C. American Sports History, Inc.,
(ASHI), a Nevada corporation, is engaged in this business of marketing products relating to the history of American Sports, principally through the publication of NFL, MLB, NHL and other related sports history magazines, videos, and CD Roms. Prior to the signing of this Agreement, the parties entered into an arrangement whereby ASHI paid $100,000 for the right to be the presenting sponsor of the January 1996 ALUMNI PLAYER OF THE YEAR AWARDS DINNER. The parties wish to continue this relationship by granting ASHI rights to the video footage of the 1996 dinner. They also wish to continue the relationship whereby ASHI continues to sponsor future dinners and market the video footage of those future dinners.

Therefore, in consideration of the mutual promises, covenants and undertakings hereinafter contained, the parties hereto agree as follows:

1. DEFINITIONS. For purposes of this License, the following definitions shall be operative:

(a) The "Initial Term" is the period beginning May 15, 1996 and ending on the 14th day of May, 2001 unless sooner terminated in accordance with the provisions hereof.

(b) "Licensed Sales" means all sales of "Licensed Products" or products derived therefrom, such as still photographs, directly or indirectly to, or for, retail outlets, mail order, or other channels of distribution.

(c) "Net Sales" means the total dollar amount of gross sales of all Licensees Products (excluding, without limitation, any irregulars, seconds, etc.) at the invoiced selling price less reasonable and customary quantity discounts, as actually calculated on the invoice, and returns actually made or allowed. No deductions shall be made for costs incurred in manufacturing, selling, distributing, or advertising (including cooperative and promotional allowances) the Licensed Products or for uncollectible accounts, taxes, cash discounts, commissions or similar allowances. In' the case of sales to or use of Licensed Products by a company associated with Licensee or any other sales to related companies, the sales price shall be the price regularly charged to the Licensee's independent bona fide customers in accordance with Generally Accepted Accounting Principles ("GAAP").

2.  GRANT OF LICENSE.

(a) The "Licensed Products" are GMG's rights to the video footage of the Annual Alumni Dinner as more fully described on Attachment A. No license is granted

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hereunder for any other products.

(b) The "Presenting Sponsorship" is the right, as described more fully on Attachment B, to be the presenting sponsor of the NFL ALUMNI PLAYER OF THE YEAR AWARDS DINNER (the "Dinner").

(c) GMG grants to ASHI the right to use the Licensed Products for sales during the Initial Term and Renewal Term, if any, in accordance with the provisions and conditions of this License, and to be the presenting sponsor of the Dinners to be held during 1997, 1998, 1999 and 2000.

3.  RATES AND TERMS OF PAYMENT.

(a) Rate: ASHI will pay GMG an amount equal to eight percent (8%) of all "Net Sales"' of Licensed Products from GMG, in accordance with GAAP, sold or rented during the Term ("Royalty").

(b) Minimum Royalty: GMG will receive a Minimum Royalty for the video and related products of $1,250,000 consisting of 250,000 unregistered common shares of ASHI valued at $5.00 per share and will receive $600,000 in cash for the Presenting Sponsorship of the Dinner for a total of $1,850,000 payable as follows:

I.  $100,000 paid February 1, 1996.

II. $100,000 cash will be paid on or before September 1, 1996, and $100,000 will be paid on or before November 15, 1996. $100,000 will be paid in cash on September 1 for 1997, 1998, 1999, and 2000.

III. Licensee shall cause 250,000 shares of its unregistered common stock to be issued GMG within 3 weeks following the execution of this License. The shares will have a par value per share of $.001. The shares will have an agreed initial accounting value of $5.00 per share. If, at any time after the date hereof, ASHI proposes to offer its Common Shares for sale in a public offering and to register such securities under the Securities Act or 1933, it will give written notice to GMG of its intentions to do so, and, on the request of GMG, will use its best efforts to cause ASHI Common Shares held by GMG to he included in such registration statement proposed to be filed by ASHI. If such public offering is underwritten and in the good faith judgment of the managing underwriter of such offering the inclusion of the ASHI Common Shares held by GMG covered by the request for registration would interfere with the successful marketing of the ASHI Common Shares offered to the public by ASHI, the ASHI Common Shares held by GMG may be excluded from the public offering. On one occasion only, commencing one year after the date hereof, upon request by GMG, ASHI will take all necessary steps to register or qualify any ASHI Common Shares held by GMG for registration der the Securities Act of 1933 and such state securities laws as GMG shall reasonably request. The costs and expenses directly related to any registration requested by GMG (except for any underwriting commissions applicable to the sale of such shares) shall be borne directly by ASHI. ASHI shall keep effective and maintain any such registration or qualification for such period as may be necessary for GMG to sell such ASHI Common Shares.

IV. GMG shall have the right to liquidate 15,000 free-trading shares per month. GMG may liquidate additional shares so long as it does not adversely effect the

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per share market price of such shares.

(c) Consummation of Sale. For the purpose of determining Royalties, Net Sales shall be deemed to have been consummated at the time of invoicing or billing for said Licensed Products Less returns.

(d) Accounting. On or before the 30th day following each fiscal quarter (and 45 days following fiscal year end), Licensee shall submit on forms to be furnished by GMG full and accurate statements showing the quantity, description and Net sales of each of the Licensed Products sold or distributed during the preceding fiscal quarter. Such statements shall be submitted whether or 'not they reflect any sales. All information so furnished shall be treated as confidential by GMG. The receipt or acceptance by GMG of any of the statements pursuant to this License or of any Royalties paid hereunto (or the redemption, liquidation or retention of Shares hereunder) shall not preclude GMG from questioning the correctness thereof at any time. In the event that any inconsistencies or mistakes are discovered in such statements or payment, if verifiable, they shall immediately be rectified and the appropriate payment made by Licensee.

4. RENEWAL TERM. If Licensee performs its obligations during the Initial Term, and it desires to renew the License, it should notify GMG in writing by November 1, 2001. If GMG accepts Licensee's offer to renew, said renewal shall be for a period of one year ("Renewal Term") from the date of termination of the Initial Term. Licensee may seek additional Renewal Terms upon timely request to GMG, within 60 days of the expiration of the current Renewal and acceptance by GMG.

5. EXCLUSIVITY. This License is exclusive with respect to Licensed Products. GMG reserves all rights not expressly granted to Licensee hereunder.

6. ADVERTISING (SUBLICENSING). GMG reserves the rights to disapprove of sublicensees of Licensee provided it is in conflict with current national advertising of the NFL Alumni.

7.  RECORDS AND AUDITS.

(a) Licensee agrees to keep accurate books of account and records covering all transactions relating to this License. GMG and its duly authorized representative shall have the right at all reasonable hours of the day, given a 3 day notice (working days), to examine such books of account and records and all other documents and material in Licensee's possession or under its control with respect to the subject matter and terms of the License, and shall have free and full access thereto for such purposes. All such books of account and records shall be kept available for at least three years after termination of the Licence. Licensee will designate a symbol or number which will be used exclusively in connection with Licensed Products and with no other articles which Licensee may manufacture, sell or distribute.

(b) Should an audit by GMG and/or its duly authorized representative disclose a payment deficiency of more than Two Percent (2%) between the amount found to be due GMG and the amount Licensee actually paid or reported, the cost of the audit will be paid by Licensee along with the amount of the deficiency together with interest at a rate of one and one-half percent (1.5%) per month, unless

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otherwise prohibited by law, from the date such deficiency became due until the date of the payment. Payment shall be due in cash within 15 days after notification of the deficiency.

8. TERMINATION. Without prejudice to any other rights, GMG shall have the right to terminate this License upon written notice to Licensee at any time if:

(a) Licensee shall fail to continue for a period of thirty (30) days the bona fide manufacture, distribution, and sale of all of the Licensed Products during the Initial or Renewal Term;

(b) Licensee shall fail to make any payment due hereunder or fail to deliver any statement required hereunder within ten (10) days after notice of such failure by GMG;

(c) Licensee shall be unable to pay its liabilities when due, or shall make any assignment for the benefit of creditors, or shall file any petition under any federal or state bankruptcy statute, or be adjudicated as bankrupt or insolvent, or if any receiver is appointed for its business or property, or if any trustee in bankruptcy shall be appointed under the laws of the United States government or of the several states;

(d) Licensee shall fail to provide access to books of account and records maintained hereunder;

(e) Licensee shall fail to perform any other material term of this License. It is expressly agreed and understood that in the event of any condition of default by Licensee (other than the condition listed in Section 8.(c) herein), Licensee shall have thirty days to cure such remedy after receiving notice of default from GMG.

(f) GMG's license with the NFL Alumni (copy attached as Exhibit C) is terminated so that GMG no longer sponsors the Dinner or if GMG and the NFLA agree not to hold the dinner. In the event of termination under this section, ASHI will continue to pay royalties to GMG with respect to previous dinners that were held and related videos that were made under this contract. GMG will return to ASHI 62,500 shares or $312,500 cash, at the option of GMG, for each dinner (i.e. January of 1997, 1998, 1999, and 2000) that is not held, and any and all advanced cash payments made for any dinner not held (e.g. The $100,000 payments made each September are attributable to the Dinner scheduled for the following January).

9. SURVIVAL OF RIGHTS AND OBLIGATIONS. Termination or expiration of this License shall not impair any rights of GMG or obligations of Licensee, including but not limited to payments, statements of account and insurance.

10. INJURY TO REPUTATION. In the event Licensee disparages GMG, its officers, directors, employees or members, or uses Licensed Products in an immoral, scandalous or disparaging manner, this License shall automatically terminate, and Licensee must immediately destroy its entire inventory of Licensed Products and any associated advertising or promotional material.

11. FINAL STATEMENT. Sixty (60) days before the expiration Of this License, Licensee will furnish to GMG a statement showing the number and description of

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Licensed Products on hand or in process. GMG reserves the right to make an independent accounting of on-hand Licensed Products at GMG's expense. if this License is terminated pursuant to Section 11, such statement shall be furnished within ten (10) days after termination.

12. LIABILITY AND INDEMNIFICATION. It is expressly understood between the parties hereto that by virtue of the right granted by GMG to Licensee, no liability of any nature whatsoever shall be incurred by GMG. Licensee agrees to indemnify and hold harmless the GMG, its officers, directors and members, from any and all liability or expenses arising from the use of Licensed Products as permitted under the License and any claims, demands, causes of action or judgments related to Licensee's design, manufacture, promotion or sale of the Licensed Products. Licensee undertakes to conduct the defense of any lawsuit arising from or related to the Licensed Products at its own expense, it being understood, however that GMG has the option to participate in the defense of any such lawsuit.

13. NOTICES. All notices and statements to be given and all payments to be made hereunder shall be given or made at the respective addresses of the parties as set forth above unless notification of a change of address is given in writing. Any notice shall be sent by registered or certified mall, FAX or mailgram, and shall be deemed to have been given at the time it is sent.

14. NO JOINT VENTURE. Nothing contained herein shall be construed to place the parties in the relationship of partners, joint ventures, or agents, and Licensee shall have no power to obligate or bind GMG in any manner whatsoever, and GMG in no way represents itself as guarantor of the quality of any products produced by Licensee pursuant to this License

15. ARBITRATION. Any dispute or disagreement between the parties hereto arising out of this License shall be settled by arbitration in Nevada under the rules then in effect of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction.

16. PLAYERS. It is understood that GMG does not have the right to use the name or Likeness of any player in connection with a commercial product in such a manner as to constitute an endorsement of such product by the player unless so authorized by the player. Licensee agrees that it will not exercise the rights granted in this License in any manner that will constitute an endorsement of such product by the player unless so authorized by the player.

17. NO WAIVER/ASSIGNMENT, ETC. The Agreement and any rights herein granted thereby are personal to Licensee any and assignment, sublicensing, or other encumbrance is void without GMG's prior written consent. This License constitutes the entire agreement and understanding between the parties hereto and cancels, terminates, and supersedes any prior agreement or understanding relating to the subject matter hereof between Licensee and GMG. None of the provisions of this Agreement can be waived or modified except expressly in writing signed by both parties, and there are no representations, promises, agreements, warranties, covenants, or undertakings other than those contained herein. This agreement shall be construed in accordance with the laws of the State of Nevada.

18.  EXECUTION.  Licensee will be considered by GMG to have made an offer to

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enter into this License only by its signature below by an officer, partner, or individual duly authorized to sign, and payment of the Royalty as provided for in Section 3 above.

This License is binding upon GMG upon signature by an officer authorized to sign.


LICENSEE:  AMERICAN SPORTS HISTORY, INCORPORATED



BY:        /s/ Vincent Nerlino                             DATE:  May 27, 1996
    -------------------------------------------
    Vincent Nerlino, President, Chairman, CEO




LICENSOR:  GAGE MARKETING GROUP, LLC.



BY:      /s/ Thomas Belle                                  DATE:  May 28, 1996
    -------------------------------------------
    Thomas Belle, Executive Vice President

                       ATTACHMENT "A" - LICENSED PRODUCTS

The Licensed Products referred to herein are the exclusive historical documentation in the form of video film footage of the NATIONAL FOOTBALL LEAGUE ALUMNI ANNUAL PLAYER OF THE YEAR AWARDS DINNER. This Dinner is organized and directed by GMG under contract with the NFL Alumni (see Attachment C attached).

The video contains (and will contain) footage of actual football games which belong to NFL Films, footage of entertainers at the Dinner, and may contain similar items such as team Logos, which GMG has not licensed. ASHI must obtain all legally required approvals and licenses from such entities and individuals with respect to the use of their intangible property rights, however, Gage represents that the NFL has waived any additional payment beyond a pre-existing royalty between ASHI and the NFLA. The cost of producing the video will be borne by ASHI.



                     ATTACHMENT "B"- PRESENTING SPONSORSHIP

The "Presenting Sponsorship" referred to herein is the right of ASHI to be the presenting sponsor of the Dinner.